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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY


                 Name                       Jurisdiction of Incorporation                Percent Ownership
                 ----                       -----------------------------                -----------------
               GolfWeb                               California                                100%
   International Golf Outlet, Inc.                      Texas                                  100%